 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-297302
PROSPECTUS
$500,000,000
Common Stock,
Preferred Stock,
Debt Securities,
Warrants or
Units

From time to time, we may offer up to $500,000,000 of any combination of the securities described in this prospectus, either individually or in units. Each time we offer securities, we will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.
The securities offered by this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. We will set forth the names of any underwriters or agents and any applicable fees, commissions, discounts and over-allotments in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Our common stock is listed on the Nasdaq Global Market under the symbol “CEPL.” On August 6, 2026, the closing price of our common stock on the Nasdaq Global Market was $8.33 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the documents incorporated by reference in this prospectus and refer to the risk factors that may be included in a prospectus supplement and in our periodic reports and other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 9.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 7, 2026.

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About This Prospectus
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock and debt securities, either individually or in units, from time to time in one or more offerings, up to a total dollar amount of $500,000,000. Any of the securities described in this prospectus and in a prospectus supplement may be convertible into or exercisable or exchangeable for other securities that are described in this prospectus or which will be described in a prospectus supplement. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.
This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference,” including the risks referred to under the heading “Risk Factors” in this prospectus, in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus, before buying any of the securities being offered.
Owning securities may subject you to tax consequences. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.
You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of such document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operating and prospects may have changed materially since those dates. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. This prospectus also contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You may obtain copies of the registration statement of which this prospectus forms a part and of those documents at the SEC’s website mentioned under the heading “Where You Can Find Additional Information.” We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you.
For investors outside the United States, we have not taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this prospectus and any free writing prospectus related to this offering must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus and any such free writing prospectus outside of the United States.

Where You Can Find Additional Information
We post on our public website (www.capstoneenergyplus.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on, or that may be accessed through, our website is not incorporated by reference in this prospectus and should not be considered a part of this prospectus. You can also review our electronically filed reports and other information that we file with the SEC on the SEC’s website at www.sec.gov.
This prospectus is part of a registration statement that we filed with the SEC. This prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. For further information about us and the securities offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and the information incorporated by reference herein. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s website. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

Incorporation of Certain Information by Reference
The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:
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Our Annual Report on Form 10-K for the fiscal year ended March 31, 2026, filed with the SEC on June 25, 2026 (the “2026 Form 10-K”), which contains our audited financial statements for the latest fiscal year for which such statements have been filed;

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Our definitive Proxy Statement on Schedule 14A relating to our annual meeting of stockholders, filed with the SEC on July 8, 2026 (solely with respect to those portions incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2026);

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Our Current Reports on Form 8-K filed with the SEC on April 1, 2026, April 23, 2026, and April 30, 2026 (except that, with respect to each of the foregoing Current Reports, any portions thereof which are furnished and not filed shall not be deemed incorporated by reference into this prospectus); and

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The description of our common stock contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 (File No. 001-15957), including any amendment or report filed for the purpose of updating such description

We also incorporate by reference into this prospectus all information contained in additional documents (other than portions of the documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and exhibits furnished on such form that relate to such items, unless otherwise indicated therein) that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of the initial filing of the registration statement of which this prospectus forms a part and before the termination of the offering made by this prospectus.
A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. You should not assume that the information in this prospectus, any prospectus supplement or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.
Documents which we incorporate by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Capstone Energy+, Inc., 16640 Stagg Street, Van Nuys, California, 91406, telephone: (818) 734-5300. You may also access these documents on our website at www.capstoneenergyplus.com.
Forward-Looking Statements
This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements can be identified by the fact that they do not relate strictly to historical or current facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “would,” “could,” “should,” “future,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These forward-looking statements include, among others, statements relating to our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.
Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements in this prospectus, any prospectus supplement or free writing prospectus or in any of the documents that we incorporate by reference, including, among other things:
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our ability to execute on our evolving business model and strategy, including our ability to diversify and expand into the market for artificial intelligence (“AI”) solutions and data centers;

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our limited experience with respect to new markets we are entering, including the market for data centers;

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the significant risks related to our substantial indebtedness and our long-term liquidity requirements;

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risks related to our history of net losses and ability to raise additional capital and fund future operating requirements and expansion opportunities into the AI market;

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our ability to retain key personnel; and

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other risks and uncertainties discussed under the caption “Risk Factors” or under similar headings in documents incorporated by reference in this prospectus or any prospectus supplement.

The foregoing list of factors is not exclusive. For further information about these and other risks, uncertainties and factors affecting our business and prospects, please review the disclosure contained in our filings made with the SEC. You should not place undue reliance on any forward-looking statements. Any forward looking statement or information speaks only as of the date on which it is made. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we expressly disclaim any intent or obligation to update any forward-looking statements or risk factors, whether written or oral, that may be made from time to time by or on behalf of us or our subsidiaries, whether as a result of new information, future events or changed circumstances or for any other reason after the date of such forward-looking statements or risk factors. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.
You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

Summary
This summary highlights selected information from this prospectus or documents incorporated by reference herein, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities referred to under the heading “Risk Factors” in this prospectus and contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part.
Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “Capstone Energy+,” “Capstone,” “the Company,” “we,” “us,” and “our company” or similar references refer to Capstone Energy+, Inc. and our wholly-owned subsidiaries; and the term “securities” refers collectively to our common stock, preferred stock, warrants to purchase common stock or preferred stock, debt securities, or any combination of the foregoing securities.
All trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference herein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

Overview
Capstone Energy+, Inc. is a leading provider of behind-the-meter clean energy solutions for industrial and commercial operations, along with solutions designed for the next generation of artificial intelligence (“AI”) and data center applications. For nearly four decades, we have developed and refined oil-free, friction free microturbine-based power generation technology that delivers world class low emissions and industry-leading uptime/availability in a “plug and play” design with low maintenance intervals that run on a broad range of gaseous fuels flexibility. We believe that these qualities increasingly set us apart on a total cost of ownership basis and can support a multitude of modular and flexible solutions that the new energy landscape’s fundamental transformation demands.
We address what we believe to be the “Energy Trilemma” facing today's energy consumers: the simultaneous need for resiliency, affordability, and sustainability. Our solutions are engineered to meet all three imperatives through a multi-faceted portfolio that includes on-site power generation in configurations such as Combined Heat and Power (“CHP”), Integrated Combined Heat and Power (“ICHP”), and Combined Cooling, Heat and Power (“CCHP”). Our solutions also support full microgrid applications that integrate renewables, battery energy storage, and other distributed energy resources. Our inverter-based microturbine technology serves as the stabilizing backbone of these systems, providing dispatchable, continuous power.
With over 10,800 units shipped, totaling 1.18 GW to 89 countries, Capstone’s global footprint reflects decades of proven performance across diverse industries and geographies.
Built on our core 30 kilowatts (“kW”), 65kW, and 200kW microturbine platforms, our scalable multi-megawatt solutions are designed for rapid deployment, continuous operation, and simplified maintenance.
Capstone Energy+ serves critical industries including data centers, hospitals, agriculture, and industrial facilities where uptime and energy certainty are essential. Beyond power generation, our solutions support the circular economy by converting waste streams into usable fuel and capturing waste heat to produce valuable thermal energy with a lower carbon footprint.
To support evolving customer needs, Capstone also offers flexible Energy as a Service (“EaaS”) solutions, including power purchase or energy service agreements (PPAs/ESAs), leasing, rentals, and long-term service agreements designed to reduce upfront costs, accelerate deployment, and provide life-cycle cost predictability.
Our modular, plug-and-play architecture enables customers to scale quickly, reduce integration risk, and adapt to growing energy demands with resilient, always-available power solutions.
While we sell directly to certain end users, our go-to-market strategy is anchored by a global network of distributors and Original Equipment Manufacturers (“OEMs”). Our distributors provide application engineering, installation support, air permitting, commissioning, and long-term maintenance services, extending Capstone's reach and deepening customer relationships across markets worldwide. In August 2025, the Company expanded its direct presence in the United States by acquiring the Cal Microturbine LLC territory, establishing Capstone West Territory (“CWT”) and strengthening our direct engagement with customers across key western states.
Looking ahead, we believe Capstone is uniquely positioned to capitalize on several powerful and converging market tailwinds. As part of our growth strategy, we continue to evaluate opportunities to expand our distribution network, including potential acquisitions of existing distributors in select markets. The rapid growth of artificial intelligence is driving unprecedented demand for reliable, high-density, on-site power which is a demand that traditional utility infrastructure is struggling to meet.
Corporate Information
Capstone Green Energy Corporation was organized in 1988 as NoMac Energy Systems in the State of California and was reincorporated as Capstone Turbine Corporation on June 22, 2000, in the State of Delaware.

On April 21, 2021, Capstone Turbine Corporation filed with the Secretary of State of the State of Delaware a Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of the Company for the sole purpose of changing the company’s name to Capstone Green Energy Corporation effective as of 12:01 a.m. Eastern Time on April 22, 2021 (the “2021 Corporate Name Change”). In addition, Capstone Green Energy Corporation amended and restated its Fourth Amended and Restated Bylaws, effective as of April 22, 2021, solely to reflect the Corporate Name Change.
In connection with our emergence from voluntary proceedings under Chapter 11 of the United States Bankruptcy Code on December 7, 2023, Capstone Green Energy Corporation was reorganized and became a private company. Capstone Turbine International, Inc., a former wholly owned subsidiary of Capstone Green Energy Corporation, which was incorporated in Delaware on June 10, 2004, became a publicly-traded company and was renamed Capstone Green Energy Holdings, Inc.
On April 29, 2026, Capstone Green Energy Holdings, Inc. filed with the Secretary of State of the State of Delaware a Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of the Company for the sole purpose of changing the company’s name to Capstone Energy+, Inc. effective as of 12:01 a.m. Eastern Time on April 30, 2026 (the “2026 Corporate Name Change”). In addition, Capstone Green Energy Holdings, Inc. adopted the Second Amended and Restated Bylaws, effective as of April 30, 2026, solely to reflect the 2026 Corporate Name Change.
Our principal executive offices are located at 16640 Stagg Street, Van Nuys, California, 91406, and our telephone number is (818) 734-5300. Our website address is www.capstoneenergyplus.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus.
Implications of Being a Smaller Reporting Company and a Non-Accelerated Filer
We are a “smaller reporting company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”), meaning that the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year for which audited financial statements are available as of the determination date and the market value of our shares held by non-affiliates is less than $700 million. As a smaller reporting company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies.
Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. If investors consider our common stock less attractive as a result of our election to use the scaled-back disclosure permitted for smaller reporting companies, there may be a less active trading market for our common stock and our share price may be more volatile.
Additionally, as a non-accelerated filer, we may continue to take advantage of the exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended.

Risk Factors
Investing in our securities involves risk. Please see the “Risk Factors” section in any prospectus supplement and any related free writing prospectus and in our most recent Annual Report on Form 10-K, along with any disclosure related to the risk factors contained in our subsequent reports, in each case, which are incorporated by reference in this prospectus, as amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Before making an investment decision, you should carefully consider these risks as well as all other information contained or incorporated by reference in this prospectus. If any of the events described in any such “Risk Factors” section occurs or the risks described therein actually materialize, our business, financial condition, results of operations, cash flow or prospects could be materially adversely affected. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

Use of Proceeds
Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be used for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, acquisitions and repurchases or redemptions of securities. When particular securities are offered, a prospectus supplement related to that offering will set forth our intended use of the net proceeds received from the sale of those securities. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in short-term marketable securities, applied to repay indebtedness outstanding at that time, or used for other general corporate purposes until they are used for their stated purpose.

The Securities We May Offer
We may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock and debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, either individually or in units, with a total value of up to $500,000,000 from time to time under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus contains summary descriptions of the securities that we may offer from time to time, and these summary descriptions are not meant to be complete descriptions of each security. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement, which will include the terms of the offering of securities, the initial offering price, the net proceeds to us and other important terms of the securities.
The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. You should read the applicable prospectus supplement relating to the securities being offered pursuant to this prospectus and any other offering materials that we may provide. You should also refer to our Second Amended and Restated Certificate of Incorporation (the “Charter”) and Second Amended and Restated Bylaws (the “Bylaws”), which are included as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of applicable Delaware law.
Description of Capital Stock
General
We may offer, separately or together with, or upon conversion, exercise or exchange of other securities, (i) shares of our common stock, par value $0.001 per share (the “common stock”), and/or (ii) whole or fractional shares of our preferred stock, par value $0.001 per share (the “Preferred Stock”), in each case, as set forth in the applicable prospectus supplement. Our authorized capital stock consists of one hundred million (100,000,000) shares of common stock, six hundred thousand (600,000) shares of non-voting common par value $0.001 per share (the “non-voting common stock”), and one million (1,000,000) shares of Preferred Stock.
The following summary description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable provisions of our second amended and restated certificate of incorporation, as amended, fourth amended and restated bylaws, and the Delaware General Corporation Law (“DGCL”). You should carefully consider the actual provisions of our second amended and restated certificate of incorporation, as amended, fourth amended and restated bylaws, and the DGCL. For information on how to obtain copies of our amended and restated certificate of incorporation, as amended, and fourth amended and restated bylaws, which are exhibits to the registration statement of which this prospectus forms a part, see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”
Common Stock
As of June 26, 2026, there were 32,232,965 shares of our common stock outstanding and 333,120 shares of our non-voting common stock outstanding.
Voting Rights
Subject to any voting rights granted to preferred stock that may be outstanding from time to time, each share of common stock is entitled to one vote per share on each matter submitted to a vote of our stockholders. The holders of thirty-three and a third percent (33 1∕3%) of the shares of common stock issued and outstanding and entitled to vote, and present in person or represented by proxy, will constitute a quorum for the transaction of business at all meetings of the stockholders. The holders of a plurality of the shares of common stock entitled to vote and present in person or represented by proxy at any meeting at which a quorum is present called for the purpose of electing directors will be entitled to elect the directors of the Company. The Charter and Bylaws do not provide for cumulative voting.

Dividend Rights
Subject to the preferences applicable to preferred stock outstanding at any time, if any, the holders of shares of common stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock when, as and if declared thereon by the Board of Directors of the Company (the “Board”) from time to time out of any assets or funds of the Company legally available therefor and shall share equally on a per share basis in such dividends and distributions.
Preemptive Rights
No holder of common stock has any preemptive right to subscribe for any shares of the Company’s capital stock issuable in the future.
Liquidation Rights
Subject to applicable law, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, after payment or provision for payment of the debts and other liabilities of the Company and subject to the rights, if any, of the holders of preferred stock having a preference over or the right to participate with the holders of common stock as to distributions upon liquidation, dissolution or winding up, the holders of all outstanding shares of common stock shall be entitled to receive the remaining assets of the Company available for distribution ratably in proportion to the number of shares held by each such stockholder.
Other Rights and Preferences
Holders of our common stock have no conversion rights and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock.
Non-Voting Common Stock
As of June 26, 2026, there were 333,120 shares of our non-voting common stock outstanding.
The Charter provides that the non-voting common stock does not have any voting rights on any matter on which stockholders of the Company are entitled to vote. However, the non-voting common stock has the right to vote, separately or together with the common stock, on any amendments to the Charter (including with respect to any changes to (i) the authorized number of shares of common stock or non-voting common stock or (ii) any preferences, rights or powers of the non-voting common stock). The number of authorized shares of non-voting common stock or common stock may be increased or decreased (but not below the number of such shares of non-voting common stock or common stock then outstanding, as applicable) by the affirmative vote of the holders of a majority of the common stock. All common stock and all non-voting common stock have the same rights and powers, rank equally (including upon any liquidation, dissolution or winding up of the company), share ratably in any dividends and distributions, and are identical in all respects as to all other matters, other than as to voting rights.
Upon any sale, assignment or other transfer of any shares of the non-voting common stock by a holder thereof to any person or entity that is not part of such holder’s Family Group (as defined in the Charter), such shares of non-voting common stock shall automatically, upon such transfer, without further action by the transferor or transferee thereof, convert into shares of common stock on a one-to one-basis.
Preferred Stock
Our Board has the authority, without further action by our stockholders, to issue from time to time Preferred Stock in one or more series. Of the 1,000,000 shares of Preferred Stock authorized under our Charter, 80,000 shares have been initially designated as our Series A Convertible Preferred Stock, with par value of $0.001 per share (the “Series A Preferred Stock”). The remainder are undesignated as to preferences, privileges and restrictions. Our Board has the authority, without further action by our stockholders, to determine the rights, preferences and privileges of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, including dividend rights, conversion rights and terms, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. All shares of preferred stock offered, when issued and upon payment therefor, will be fully paid and nonassessable.
If we sell any series of preferred stock under this prospectus, we will fix the rights, preferences and privileges of the preferred stock of such series, as well as any qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. You should carefully read the applicable prospectus supplement or free writing prospectus related to the particular series of preferred stock that we may offer under this prospectus, and consider the actual provisions of the certificate of designations that contains the terms of the applicable series of preferred stock.
Series A Preferred Stock
The terms of the Series A Preferred Stock are as set forth in the Certificate of Designation of Series A Convertible Preferred Stock of Capstone Green Energy Holdings, Inc. (the “Certificate of Designation”), which was filed and became effective with the Secretary of State of the State of Delaware on March 31, 2026.
General
The Series A Preferred Stock consists of a total of 1,000,000 shares authorized and 80,000 shares issued as of the date of this prospectus. Each share of Series A Preferred Stock has a par value of $0.001 per share and an initial stated value of $1,000 per share. The Series A Preferred Stock has no stated maturity and is not subject to any sinking fund.
Conversion Right
Each share of the Series A Preferred Stock is convertible at any time following the issuance date at the election of the holder of the Series A Preferred Stock (each, a “Holder”) thereof into a number of fully paid and non-assessable shares of common stock equal to (x) the original issue price of such share, plus the amount of PIK Dividends, as defined below, and accrued and unpaid dividends, divided by (y) the Conversion Price (as defined in the Certificate of Designation) in effect at the time of conversion (the “Optional Conversion Right”). The Conversion Price is initially $5.00 per share, subject to adjustment in accordance with the Certificate of Designation.
Adjustments of Conversion Price
The Conversion Price is subject to adjustment as provided in the Certificate of Designation. The Conversion Price is proportionally adjusted to account for stock splits, stock combinations, stock dividends and similar events. If the Company issues common stock or securities convertible into or exercisable for common stock at a price less than the then-applicable Conversion Price (subject to certain exceptions), then the Conversion Price will be reduced on a weighted-average basis that provides for more significant adjustment in the case of securities issued at a price (or deemed price) that is less than 50% of the then-effective Conversion Price. The Conversion Price is subject to customary adjustments in the case of a spinoff, recapitalization, rights distribution or similar transaction, with distribution of rights, options or warrants at an exercise price below the then-applicable Conversion Price triggering additional adjustment under the weighted-average basis described above.
Beginning on the seven year anniversary of the March 31, 2026 (the “Closing Date”) and on each anniversary thereafter, if so elected by the Majority Holders (as defined below), the Conversion Price will be decreased by 10% or 5% depending on whether the Minimum Financial Metrics (as defined below) are then satisfied.
Dividends
The Series A Preferred Stock accrues a cumulative dividend at the rate (the “Dividend Rate”) of 5.00% per annum on the original issue price (as increased by prior PIK Dividends) (the “PIK Dividend”),

compounding annually and payable in kind by increasing the liquidation preference and accreted value of the Series A Preferred Stock. The PIK Dividend automatically accrues daily from the date of issuance and compounds on each anniversary thereof without requirement of any further action (including the declaration of dividends) by the Company, and the Company shall not declare the PIK Dividends. Beginning on June 30, 2030, the Company may elect to pay accrued and unpaid dividends for any quarterly period in cash, provided that the Company satisfies minimum earnings, leverage and liquidity requirements (the “Minimum Financial Metrics”). The Series A Preferred Stock also entitles Holders to participate in any dividends or distributions paid or made on the common stock on an as-converted basis.
If the common stock is not listed on a national securities exchange on or before the date that is eighteen (18) months after the Closing Date, the dividend rate will increase by two hundred (200) basis points per annum on such date and an additional one hundred (100) basis points on each anniversary of such date thereafter. Beginning on the four (4) year anniversary of the Closing Date and on each June 30, September 30, December 31 and March 31 thereafter, (x) the Regular Dividend Rate will increase by two hundred (200) basis points during certain periods if the Minimum Financial Metrics are not satisfied or one hundred (100) basis points if the Minimum Financial Metrics are satisfied, subject, in each case, to a maximum regular dividend rate of thirteen percent (13.0%) per annum.
Voting Rights
The Series A Preferred Stock votes together with the common stock as a single class on all matters submitted to a vote of the stockholders of the Company (other than those matters requiring the separate approval of the Holders of a majority of the Series A Preferred Stock (the “Majority Holders”) as set forth in the “Protective Provisions” described below). Each share of Series A Preferred Stock is entitled to a number of votes equal to the number of shares of common stock into which such share of Series A Preferred Stock would then be convertible. The investors in the Series A Preferred Stock (the “Preferred Stock Investor”) has agreed to vote in favor of director nominees of the Board until the five (5) year anniversary of the Closing Date, subject to certain exceptions.
National Exchange Listing
The Company has agreed to use commercially reasonable efforts to cause the common stock to be approved for listing on a U.S. national securities exchange (a “National Exchange”) as soon as practicable following the Closing Date and will formally submit an initial listing application no later than twelve (12) months following the Closing Date.
Forced Conversion
After a National Exchange Listing, the Company will have the right to require conversion of all (but not less than all) of the then outstanding Series A Preferred Stock into common stock at the then-applicable Conversion Price (a “Forced Conversion”) if the volume-weighted average trading price of the common stock equals or exceeds $15.00 (adjusted to account for stock splits, stock dividends, stock combinations and similar events) for at least 20 out of 30 consecutive trading days, provided that, among other things, (a) a registration statement covering the resale of the underlying common stock is then effective, (b) the average daily trading volume during such measurement period equals or exceeds $5 million in value for at least 20 out of 30 consecutive trading days, and (c) the publicly traded float prior to giving effect to any Forced Conversion is no less than $425 million, as measured utilizing a trailing 30-day volume-weighted average price.
Liquidation Preference
The liquidation preference (the “Liquidation Preference”) for each share of Series A Preferred Stock is equal to the greater of (a) the original issue price per share plus all PIK Dividends and accrued and unpaid dividends (the “Accreted Value”) and (b) 1.15x the original issue price minus the aggregate amount of cash, including any cash dividends, received by the Holder in respect of such share of Series A Preferred Stock. Upon a Liquidation Event (as defined in the Certificate of Designation), each share of Series A Preferred Stock is entitled to receive, in priority to any distribution on any other shares of capital stock of the Company, an amount equal to the greater of (i) the Liquidation Preference; and (ii) the amount per share as would have been payable had such share of Series A Preferred Stock been converted into common stock at the Conversion Ratio immediately prior to such Liquidation Event (the “As-Converted Amount”).
Fundamental Change
Upon a Fundamental Change (as defined in the Certificate of Designation), each Holder of the Series A Preferred Stock will have the option to either (a) exercise its Optional Conversion Right or (b) require the Company to redeem all outstanding shares of Series A Preferred Stock held by such Holder either (i) an amount in cash equal to the Liquidation Preference thereof or (ii) the consideration that would have been be received by such holder if such Holder had converted such shares into common stock pursuant to an Optional Conversion immediately prior to the consummation of such Fundamental Change.
Redemption Upon Breach
The Series A Preferred Stock is redeemable at the option of each Holder at the Liquidation Preference upon any material breach by the Company of the covenants or “Protective Provisions” set forth in the Certificate of Designation that has not been cured within 30 business days of written notice thereof, to the extent the Company has funds legally available for such redemption and subject to restrictions imposed by senior credit agreements.
Governance and Other Rights
Board Appointment Rights.   For so long as the Preferred Stock Investor (together with its affiliates) holds at least 20% of the outstanding common stock on an as-converted basis, the Preferred Stock Investor is entitled to appoint two (2) directors to the Board, whom shall be independent under the standards of the Nasdaq Capital Market until the Company is listed on a National Exchange and thereafter compliant with the independence rules of the National Exchange (each, a “Series A Director”). For so long as the Preferred Stock Investor (together with its affiliates) holds at least 10% of the outstanding common stock on an as-converted basis, the Preferred Stock Investor is entitled to appoint one (1) director. At the Closing Date, the number of directors was set at seven (7).
Board Reconstitution & Other Rights.   If the Series A Preferred Stock remains outstanding on the fifth (5th) anniversary of the Closing Date and represents more than $45 million of Accreted Value, the Majority Holders will have the right to designate a majority of the Board, subject to National Exchange listing standards. The Majority Holders will also have the right to require the Company to engage a nationally recognized investment bank to evaluate strategic alternatives, including a sale, merger, or other liquidity transaction.
Preemptive Rights.   The Holders have the right to participate on a pro rata basis (based on its as-converted ownership percentage) in any future issuance by the Company or its subsidiaries of: (i) equity securities or securities convertible into or exercisable for equity securities; (ii) debt securities, including any notes, bonds, or other indebtedness for borrowed money, other than debt from a commercial bank or non-bank lender pursuant to a secured credit facility for no more than $60 million in the aggregate and at an interest rate not to exceed the lesser of (x) 3-month SOFR + 500 bps or (y) 9% per annum; and (iii) any hybrid, structured, or other securities of any kind; in each case, subject to customary exceptions.
Protective Provisions
For so long as at least 25% of the shares of Series A Preferred Stock issued on the Closing Date remain outstanding, the affirmative vote or written consent of the Majority Holders is required for certain actions, including, but not limited to, the acquisition of assets, the incurrence of indebtedness and liens, transactions with stockholders, sales and dispositions of assets, the payment of dividends and other distributions, the issuance of equity capital, any change in the authorized number of directors and any voluntary bankruptcy filing, in each case subject to certain exceptions.
Transferability
The Series A Preferred Stock is freely transferable, subject to applicable securities laws and a 180-day lock-up agreement of the Preferred Stock Investor pursuant to the Preferred Investor Purchase Agreement, except, that (a) a Holder may not transfer any Series A Preferred Stock to a “Competitor” (as defined in the Certificate of Designation), (b) prior to the two (2) year anniversary of issuance, if the Preferred Stock Investor transfers more than 50.0% of the Series A Preferred Stock (in a single transaction or series of transactions, whether or not related), to one or more persons (other than the Company) that are not controlled affiliates of the Preferred Stock Investor, the Series A Preferred Stock shall no longer include the following rights: (i) Board Appointment Rights, (ii) Board Reconstitution Rights and (iii) certain enumerated Protective Provisions, (c) from the two (2) year anniversary of issuance until the three (3) year anniversary of issuance, provided that the volume-weighted average trading price of the common stock equals or exceeds $10.00 (adjusted to account for stock splits, stock dividends, stock combinations and similar events) for at least 20 out of 30 consecutive trading days at any time during the year, the Company will have a right of first offer in respect of any proposed sale of the Series A Preferred Stock and (d) a Holder may not transfer shares of Series A Preferred Stock to the extent such transfer would result in such transferee having beneficial ownership of 50% or more of the common stock and such transfer would result in a default or event of default under, or permit acceleration of, any agreement pertaining to then-outstanding indebtedness of the Company exceeding $20,000,000.
Prohibition on Short Sales
So long as the Majority Holders have the right to designate a Series A Director, each Holder shall be deemed to have agreed not to engage in short sales or other hedging transactions in the Company’s securities. In addition, pursuant to the Preferred Investor Purchase Agreement, the Preferred Stock Investor agreed to a 180-day lock-up in respect of the Preferred Shares and Preferred Investor Common Shares purchased in the Preferred Stock Investment.
Stock Options
As of June 26, 2026, we had no outstanding stock options.
Restricted Stock Units and Restricted Stock Awards
As of June 26, 2026, we had outstanding 1,361,645 non-vested restricted stock units, and 353,624 non-vested restricted stock awards.
Warrants
As of June 26, 2026, 1,800,121 shares of our common stock were issuable upon exercise of pre-funded warrants with an exercise price of $0.001 per share.
Registration Rights
Certain holders of shares of our common stock and/or Series A Preferred Stock are entitled to certain rights with respect to registration of such shares under the Securities Act pursuant to the terms of certain registration rights agreements. The registration rights agreements also contain customary provisions relating to expenses and indemnification. We have agreed to file a registration statement on Form S-3 for the registration of such registrable securities for resale, and have agreed to maintain the effectiveness of such registration statement until the date on which all of such registrable securities have been sold by the holders or such securities have become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144, among other things. The Preferred Stock Investors have certain “demand” registration rights and “piggyback” registration rights, including rights to demand that the Company undertake underwritten public offerings beginning 12 months after the Closing Date.
Anti-takeover Provisions
The provisions of Delaware law, our Charter and our Bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids, which could delay, deter or prevent tender offers or takeover attempts that stockholders might believe are in their best interests. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our Board. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.
Delaware Law
We are subject to Section 203 of the DGCL. In general, Section 203 prohibits an “interested stockholder” from engaging in a “business combination” with a Delaware corporation for three years following the date such person became an interested stockholder, unless:
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prior to the date such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

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upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans; or

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on or subsequent to the date of the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

Section 203 defines a “business combination” to generally include:
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any merger or consolidation involving the corporation and an interested stockholder;

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any sale, transfer, pledge or other disposition involving an interested stockholder of 10% or more of the assets of the corporation;

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subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to an interested stockholder;

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any transaction involving the corporation which has the effect of increasing the proportionate share of any class or series of stock of the corporation beneficially owned by the interested stockholder; or

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the receipt by an interested stockholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation.

Section 203 generally defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.
Charter and Bylaws Provisions
Certain provisions of the Charter, the Bylaws and the DGCL could make it less likely that our management would be changed or someone would acquire voting control over us without the consent of the Board. These provisions could delay, deter or prevent tender offers or takeover attempts that stockholders might believe are in their best interests.
Authorized but Unissued Capital Stock
The Board may increase or decrease the authorized number of shares within each established series of preferred stock pursuant to the DGCL; provided, however, that the Board may not decrease the number of shares within a series to less than the number of shares within such series that are then issued, and that the terms of a particular series of preferred stock may grant voting rights to the holders thereof regarding these matters.
Special Stockholder Meetings
The Charter provides that, except as otherwise required by applicable law, special meetings of the stockholders may only be called by the Chairperson of the Board or the Chief Executive Officer of the Company, and our stockholders may not call special stockholder meetings.

Stockholder Action by Written Consent
The Charter provides that stockholder action must take place at the annual or a special meeting of our stockholders, and no action may be taken by stockholders by written consent.
Requirements for Advance Notification of Stockholder Nominations and Proposals
The Bylaws also include advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice.
Classified Board of Directors
The Charter provides for the Board to be comprised of three classes of directors, with each class serving a three-year term beginning and ending in different years than those of the other two classes. Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms or until the election and qualification of their respective successors in office, subject to their earlier death, resignation, retirement, disqualification or removal.
Indemnification of Directors, Officers and Employees
The Charter and Bylaws require us to indemnify any director, officer, employee or agent of the Company who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of, or in any other capacity for, another corporation, partnership, joint venture, limited liability company, trust, or other enterprise, to the fullest extent permitted under Delaware law, against all expense, liability and loss (including attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such proceeding.
We are authorized under the Bylaws to purchase and maintain insurance to protect the Company and any current or former director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under Delaware law. We have purchased and maintain such insurance.
Exclusive Forum
The Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL, the Charter or the Bylaws, (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine or (v) any action to interpret, apply, enforce or determine the validity of the Charter, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. The Charter further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the exclusive forum provisions of the Charter. The exclusive forum provisions do not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. The transfer agent’s address is 51 Mercedes Way, Edgewood, NY, 11717.

Listing
Our common stock is listed on the Nasdaq Global Market, under the symbol “CEPL.”

Description of Debt Securities
The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses that we may authorize to be distributed to purchasers, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. We refer to the senior and subordinated debt and senior and subordinated convertible debt collectively as debt securities. While the terms we have summarized below would generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the general terms we describe below.
We may offer, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities from time to time in one or more series, as set forth in the applicable prospectus supplement. We may offer senior debt securities from time to time, in one or more series, under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may offer subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The indentures may be supplemented or amended from time to time following their execution. The forms of senior indenture and subordinated indenture are filed as exhibits to this registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures.
None of the indentures will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. Unless otherwise stated in the applicable prospectus supplement, neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you will be one of our unsecured creditors.
The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indenture applicable to a particular series of debt securities. The indentures, and any supplemental indentures, will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures or supplemental indenture. Your rights will be defined by the terms of any applicable indenture or supplemental indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements. You should carefully read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, and consider the actual provisions of the indentures and any supplemental indentures.
General
We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:
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the title;

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the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

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any limit on the amount that may be issued;

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whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

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the maturity date;

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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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the terms of the subordination of any series of subordinated debt;

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the place where payments will be payable;

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restrictions on transfer, sale or other assignment, if any;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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whether the indenture will restrict our ability or the ability of our subsidiaries to:

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incur additional indebtedness;

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issue additional securities;

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create liens;

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pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

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redeem capital stock;

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place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

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make investments or other restricted payments;

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sell or otherwise dispose of assets;

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enter into sale-leaseback transactions;

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engage in transactions with stockholders or affiliates;

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issue or sell stock of our subsidiaries; or

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effect a consolidation or merger;

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whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

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a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

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information describing any book-entry features;

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provisions for a sinking fund purchase or other analogous fund, if any;

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the applicability of the provisions in the indenture on discharge;

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whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

We may, from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (a) the payment of interest accruing prior to the issue date of such further debt securities or (b) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.
Certain Terms of the Senior Debt Securities
Conversion or Exchange Rights.   We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of senior debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of senior debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale.   Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the senior debt securities will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the senior indenture or the senior debt securities, as appropriate. If the senior debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the senior debt securities into securities that the holders of the senior debt securities would have received if they had converted the senior debt securities before the consolidation, merger or sale.
No Protection in the Event of a Change in Control.   Unless we indicate otherwise in a prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Events of Default.   Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to any series of senior debt securities that we may issue:
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if we fail to pay interest when due and payable and our failure continues for 30 days (or such other period as may be specified for such series) and the time for payment has not been extended;

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if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise (and, if specified for such series, the continuance of such failure for a specified period), and the time for payment has not been extended;

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if we fail to observe or perform any other covenant contained in the senior debt securities or the senior indenture, other than a covenant that is specifically dealt with elsewhere in the senior indenture, and our failure continues for 90 days after we receive notice from the senior trustee or holders of at least a majority in aggregate principal amount of the outstanding senior debt securities of the applicable series; and

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if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of senior debt securities.
If an event of default with respect to senior debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the senior trustee or the holders of at least a majority in aggregate principal amount of the outstanding senior debt securities of that series, by notice to us in writing, and to the senior trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of senior debt securities then outstanding shall be due and payable without any notice or other action on the part of the senior trustee or any holder.
Unless otherwise specified in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.
The holders of a majority in principal amount of the outstanding senior debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the senior indenture. Any waiver shall cure the default or event of default.
Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default. Furthermore, prior to a declaration of acceleration and subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the senior trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of, premium, if any, on or interest on such senior debt securities. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture, but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.
The holders of a majority in aggregate principal amount of a series of senior debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee or exercising any trust or power conferred on the senior trustee with respect to such senior debt securities. However, the senior trustee may refuse to follow any direction that conflicts with law or the senior indenture that may involve the senior trustee in personal liability or that the senior trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities.
Modification and Waiver.   We and the senior trustee may amend, supplement or modify the senior indenture or the senior debt securities without the consent of any holders with respect to the following specific matters:
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to evidence the succession of another person to the Company under the senior indenture and the senior debt securities and the assumption by any successor of the obligations of the Company thereunder;

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to add or remove covenants for the benefit of the holders of senior debt securities or to surrender any right or power conferred upon the Company provided such action does not adversely affect the interests of the holders;

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to add any additional events of default;

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to add to or change any of the provisions of the senior indenture as necessary to permit or facilitate the issuance of senior debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of senior debt securities in uncertificated form;

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to add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination (a) shall neither (i) apply to any security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such security with respect to such provision or (b) shall become effective only when there is no such security outstanding;

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to establish the forms or terms of the senior debt securities of any series issued pursuant to the terms of the senior indenture;

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to cure any ambiguity or defect or correct any inconsistency in the senior indenture;

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to evidence and provide for the acceptance of appointment by a successor trustee with respect to the senior debt securities of one or more series and to add to or change any of the provisions of the senior indenture as necessary to provide for or facilitate the administration of the trusts by more than one trustee;

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to qualify the senior indenture under the Trust Indenture Act;

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to provide for uncertificated senior debt securities in addition to certificated senior debt securities; and

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to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the senior debt securities may be listed or traded.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:
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reduces the amount of senior debt securities whose holders must consent to an amendment, supplement or waiver;

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reduces the rate of or extends the time for payment of interest on any senior debt security;

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reduces the principal or changes the stated maturity of any senior debt security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund;

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reduces the principal amount of discount securities payable upon acceleration of the maturity thereof;

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waives a default or event of default in the payment of the principal of (or premium, if any) or interest, if any, on any senior debt security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of such series and a waiver of the payment default that resulted from such acceleration);

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makes the principal of or interest, if any, on any senior debt security payable in any currency other than that stated in the security;

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makes any change in specified sections in the senior indenture; or

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waives a redemption payment with respect to any senior debt security.

Satisfaction and Discharge.   We can elect to satisfy and discharge our obligations with respect to one or more series of senior debt securities, except for specified obligations, including obligations to:
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register the transfer or exchange of debt securities of the series;

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replace stolen, lost or mutilated debt securities of the series;

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maintain paying agencies;

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hold monies for payment in trust;

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recover excess money held by the senior trustee;

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compensate and indemnify the senior trustee; and

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appoint any successor senior trustee.

In order to exercise our rights to be discharged, we must deposit with the senior trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the senior debt securities of the series on the dates payments are due.
Under current U.S. federal income tax law, the deposit and our legal release from the senior debt securities would be treated as though we took back a holder’s senior debt securities and gave such holder his or her share of the cash and debt securities or bonds deposited in trust. In that event, such holder could recognize gain or loss on the senior debt securities such holder gives back to us. Holders of the senior debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.
Information Concerning the Senior Trustee.   The senior trustee, other than during the occurrence and continuance of an event of default under the senior indenture, undertakes to perform only those duties as are specifically set forth in the applicable senior indenture and no implied covenants or obligations shall be read into the senior indenture against the senior trustee. Upon the occurrence and during the continuation of an event of default under the senior indenture, the senior trustee must use the same degree of care as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
The senior trustee is under no obligation to exercise any of the powers given it by the senior indenture at the request of any holder of senior debt securities unless it is offered security and indemnity against the costs, expenses and liabilities that it might incur.
We may have normal banking relationships with the senior trustee in the ordinary course of business.
Certain Terms of the Subordinated Debt Securities
Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement or free writing prospectus relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.
Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.
Subordination.   The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of, or premium, if any, on or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of, or premium, if any, on and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York.
Ranking of Debt Securities
The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness (including senior debt securities) to the extent described in a prospectus supplement or free writing prospectus.

Description of Warrants
The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses that we may authorize to be distributed to purchasers, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. Warrants may be offered independently or together with common stock, preferred stock and/or debt securities offered by any prospectus supplement or free writing prospectus, and may be attached to or separate from those securities. We may offer series of warrants under a separate warrant agreement between us and a warrant agent. While the terms we have summarized below would generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the general terms we describe below.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, any form of warrant and/or warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements do not purport to be complete and are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of warrants described in the applicable prospectus supplement or supplements. You should carefully read the applicable prospectus supplement or free writing prospectus related to the particular series of warrants that we may offer under this prospectus, and consider the actual provisions of the warrants and any related warrant agreement.
General
The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:
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the title of the warrants;

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the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

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the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

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the price or prices at which the warrants will be issued;

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the aggregate number of warrants;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

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the form of consideration that may be used to exercise the warrants;

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the date on which the right to exercise the warrants shall commence and the date on which the right will expire;

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the maximum or minimum number of warrants which may be exercised at any time;

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the terms of any mandatory or option call provisions;

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whether the warrants are to be issued in registered or bearer form;

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whether the warrants are extendible and the period or periods of such extendibility;

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the identity of any warrant agent; and

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other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.
Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we may issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and/or warrant agreements will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with the terms of such warrants.
Calculation Agent
Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.
The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

Description of Units
The following description, together with the additional information that we include in any applicable prospectus supplements or free writing prospectuses that we may authorize to be distributed to purchasers, summarizes the material terms and provisions of the units that we may offer under this prospectus. We may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock and/or preferred stock in any combination. While the terms we have summarized below would generally apply to any future series of units we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any series of units we offer under a prospectus supplement or free writing prospectus may differ from the general of terms we described below.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, any form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units do not purport to be complete and are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of units described in the applicable prospectus supplement or supplements. You should carefully read the applicable prospectus supplement or free writing prospectus related to the particular series of units that we may offer under this prospectus, and consider the actual provisions of the unit agreement and any supplemental agreements that contain the terms of the units.
General
Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions of the governing unit agreement that differ from those described below in this section;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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whether the units will be issued in fully registered or global form.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.
Issuance in Series
We may issue units in such amounts and in such numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Any unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.
Title
We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Forms of Securities
General
Each debt security, unit and warrant will be represented either by a certificate issued in definitive form to a particular purchaser or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each purchaser’s beneficial ownership of the securities through an account maintained by the purchaser with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Registered Global Securities
We may issue the registered debt securities, units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair such purchasers’ abilities to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, unit agreement or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, on and interest payments on debt securities, and any payments to holders with respect to warrants, or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Dilution
If there is material dilution of the purchasers’ equity interest from the sale of common equity securities offered under this prospectus, we will set forth in any prospectus supplement the following information regarding any such material dilution of the equity interests of purchasers’ securities in an offering under this prospectus:
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the net tangible book value per share of our equity securities before and after the offering;

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the amount of the increase in such net tangible book value per share attributable to the cash payments made by the purchasers in the offering; and

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the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

Plan of Distribution
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades, a combination of these methods or any other method permitted by law. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions:
•
at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

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through rights offerings, forward contracts or similar arrangements;

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at prices related to the prevailing market prices; or

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at negotiated prices.

Each time we offer and sell securities, we will provide a prospectus supplement that will set forth the terms of the offering of the securities, including:
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the name or names of the underwriters, dealers or agents, if any;

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the purchase price of the securities and the proceeds we will receive from the sale;

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any over-allotment options under which underwriters may purchase additional securities;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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any public offering price;

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any discounts or concessions allowed or re-allowed or paid to underwriters, agents or dealers; and

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any securities exchange or market on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties
If underwriters are used in the sale of any securities, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if they purchase any of the securities, other than securities covered by any over-allotment option. We may use underwriters with whom we or they have a material relationship. The prospectus supplement, naming the underwriter, will describe the nature of any such relationship.
If we use dealers in the sale of securities, we may sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents will be involved. The terms of these sales will be described in the applicable prospectus supplement. We will not make an offer of securities in any jurisdiction that does not permit such an offer.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase securities from us or them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The prospectus supplement will set forth the conditions to these contracts and any commissions we must pay for solicitation of these contracts.
We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the Nasdaq Global Market. We may elect to list any other securities on an exchange, but we are not obligated to do so. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.
In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, over-allotment, stabilizing transactions and purchases to cover positions created by short sales and penalty bids. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. Short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange (if the securities are listed on an exchange), in the over-the-counter market or otherwise.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).
In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.
Any underwriters that are qualified market makers on the Nasdaq Global Market, or other exchange on which the Company’s securities are listed, may engage in passive market making transactions in the common stock on such exchange in accordance with Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the common stock and extending through the completion of distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, certain of the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Certain Income Tax Considerations
If necessary, any material U.S. income tax consequences relating to the purchase, ownership, sale, disposition, exercise or conversion of, or other transaction involving, any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities. You are urged to consult your own tax advisors prior to any acquisition of our securities.
Legal Matters
Except as otherwise provided in any prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon for us by Katten Muchin Rosenman LLP, Chicago, Illinois. If legal matters in connection with any offering made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
Experts
The consolidated financial statements of Capstone Energy+, Inc. as of March 31, 2026 and 2025 and for each of the two years in the period ended March 31, 2026 included in Capstone’s Annual Report on Form 10-K for its fiscal year ended March 31, 2026, have been incorporated by reference herein and in the registration statement of which this prospectus forms a part in reliance upon the reports of CBIZ CPAs P.C., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$500,000,000
Common Stock, Preferred Stock, Debt Securities, Warrants or Units
PROSPECTUS
August 7, 2026
We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.